UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 8, 2006

Kitty Hawk, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-25202 (Commission File Number)	75-2564006 (I.R.S. Employer Identification No.)

1515 West 20th Street
P.O. Box 612787
DFW International Airport, Texas
(Address of principal	75261
executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 456-2200
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
Kitty Hawk, Inc. (the “Company”) is currently in discussion to operate a dedicated daylight freight network for a customer for the month of December 2006. The proposed freight network would require the Company, in addition to operating some of its own aircraft during the day, to charter additional wide-body airlift capacity to handle the anticipated freight volumes in the proposed network for December. The proposed network would be in addition to the Company’s existing scheduled express overnight network.
The Company does not anticipate any liabilities or expenses related to the proposed network until a definitive agreement is entered into with this customer.
There is no assurance that the Company will be successful in reaching a definitive agreement with this customer, that the Company will be able to charter sufficient aircraft to operate the proposed freight network or that the anticipated freight volumes will be realized.
Statement under the Private Securities Litigation Reform Act:
This report contains forward-looking statements that are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or future financial and operating performance and involve known and unknown risks and uncertainties that may cause actual results or performance to be materially different from those indicated by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “forecast,” “may,” “will,” “would,” “should,” “expect,” “intends,” “plan,” “believe,” “potential,” “anticipated” or other similar words indicating future events or contingencies. Some of the things that could cause actual results to differ from expectations are: economic conditions; the impact of high fuel prices; our inability to successfully implement and operate our expanded ground network; our inability to successfully operate and integrate the Air Container Transport operations; our failure to secure the agreement discussed in this Form 8-K or additional aircraft required to operate the dedicated December 2006 air network for this customer; competition; failure of key suppliers and vendors to perform; our inability to attract sufficient customers at economical prices for our expanded ground network; unforeseen increases in liquidity and working capital requirements; potential competitive responses from other operators of coast-to-coast expedited ground freight networks; the continued impact of terrorist attacks, global instability and potential U.S. military involvement; the Company’s significant lease obligations and indebtedness; the competitive environment and other trends in the Company’s industry; changes in laws and regulations; changes in the Company’s operating costs including fuel; changes in the Company’s business plans; interest rates and the availability of financing; liability and other claims asserted against the Company; labor disputes; the Company’s ability to attract and retain qualified personnel; inflation; and costs. For a discussion of these and other risk factors, see Item 7 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and Item 1A of any Form 10-Qs filed since the time of the Form 10-K. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. The Company operates in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on the Company’s business or events described in any forward-looking statements. The Company disclaims any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KITTY HAWK, INC.
By:	/s/ Steven E. Markhoff
Name:	Steven E. Markhoff
Title:	Corporate Secretary

Date: August 8, 2006